UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston, VA		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anne Choate as President

On October 30, 2025, ICF International, Inc. (the “Company”) announced that effective January 1, 2026, Anne Choate will take on the role of President of the Company, reporting to John Wasson, Chief Executive Officer of the Company and a member and Chair of the Board of Directors, who currently holds the title of President.

Ms. Choate, age 52, has been with the Company since 1995. Ms. Choate has served the Company in various capacities over the last thirty (30) years. She led teams and lines of business from mid-2004-2015, focusing on decarbonization, resilience, transportation, and energy issues. Ms. Choate served as Senior Vice President, overseeing the Company’s work on social programs, global health, and federally focused work on energy, climate, and transportation from January 2016 to December 2019, and as Senior Vice President and Group Leader of Energy, Environment, and Infrastructure from January 2020 to March 2022, overseeing teams that advised commercial, federal, and state and local clients on energy markets, clean energy, climate resilience, environmental planning, conservation, transportation planning, and disaster management. In March 2022, Ms. Choate was promoted to Executive Vice President of the Energy, Environment, and Infrastructure Business Group. Prior to joining the Company, she served as an intern with the Environmental Protection Agency’s Office of Air Quality Planning and Standards. Ms. Choate holds a Master of Science degree in Environmental Science from Johns Hopkins University and a Bachelor of Arts in Environmental Science and Policy from Duke University.

In connection with assuming the title of President, Ms. Choate’s base salary will increase from $535,000 to $600,000, her target short-term incentive will increase from 70% to 100% of base salary, and her target long-term incentive will increase from 130% to 150% of base salary, each effective January 1, 2026.

Ms. Choate does not have an employment agreement with the Company but is party to a severance letter agreement with the Company dated October 1, 2021. The terms of Ms. Choate’s severance letter agreement have not been amended due to her promotion and are consistent with the Company’s standard form of severance letter agreement for certain executive officers, which terms were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2020.

There are no arrangements or undertakings between Ms. Choate and any other persons pursuant to which she was selected to serve as the Company’s President, nor are there any family relationships between Ms. Choate and any of the Company’s directors or executive officers. There are no related party transactions between the Company and Ms. Choate that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of James Morgan as Chief Operating and Financial Officer

On October 30, 2025, the Company announced that, James Morgan, age 60, will, in addition to his responsibilities as Chief Operating Officer, assume the responsibilities of Chief Financial Officer, and serve in the combined role of Chief Operating and Financial Officer (“COFO”). Mr. Morgan has served as the Chief Operating Officer for the Company since June 2022. He will work with Mr. Broadus and others during the preparation of the Company’s annual report for the fiscal year ending December 31, 2025, and thereafter during Mr. Broadus’s transition period. Mr. Morgan previously served as the Company’s Executive Vice President and Chief Financial Officer from 2012 until February 2020, at which time he was named Executive Vice President and Chief of Business Operations, a position which he held until becoming Chief Operating Officer. He holds a Bachelor of Science degree in Accounting from North Carolina State University and a Master of Business Administration degree from George Washington University and has been a Certified Public Accountant.

In connection with assuming the title of Chief Operating and Financial Officer, effective January 1, 2026, Mr. Morgan’s base salary will increase from $659,906 to $700,000, and his target short-term incentive will increase from 80% to 100% of base salary.

Mr. Morgan does not have an employment agreement with the Company but is party to a severance letter agreement with the Company dated February 27, 2020. The terms of Mr. Morgan’s severance letter agreement have not been amended due to his new role, and such terms are consistent with the Company’s standard form of severance letter agreement for certain executive officers, which terms were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2020.

There are no arrangements or undertakings between Mr. Morgan and any other persons pursuant to which he was selected to serve as the Company’s COFO, nor are there any family relationships between Mr. Morgan and any of the Company’s directors or executive officers. There are no related party transactions between the Company and Mr. Morgan that would require disclosure under Item 404(a) of Regulation S-K.

Retirement of Barry Broadus as Chief Financial Officer

Mr. Morgan is assuming the title of Chief Operating and Financial Officer in connection with Mr. Barry Broadus’s announcement that, as part of his planned retirement, he would resign from his position as Executive Vice President and Chief Financial Officer (“CFO”) of the Company following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In connection therewith, the Company and Mr. Broadus entered into an Executive Transition Agreement, dated October 30, 2025, (the “Transition Agreement”), which is attached hereto as Exhibit 10.2. For the avoidance of doubt, Mr. Broadus’s planned retirement is not the result of any disagreement with the Company on any matter relating to ICF’s financial statements, internal control over financial reporting, operations, policies, or practices.

Pursuant to the Transition Agreement, Mr. Broadus’s resignation from his position as CFO shall take effect March 1, 2025, at which point Mr. Broadus will assume the full-time position of “Senior Advisor” until April 1, 2026 (the “Full-Time Retirement Date”). Until the Full-Time Retirement Date, Mr. Broadus’s current base salary will be paid in the normal course. After the Full-Time Retirement Date, Mr. Broadus will continue to be employed by the Company at will as a Senior Advisor on a flexible, part-time basis until the earlier of (i) January 31, 2027, or (ii) Mr. Broadus or the Company otherwise elects to terminate his employment. During such period, Mr. Broadus will be paid at an hourly rate of $250 per hour, less taxes and other required withholding, and will no longer be eligible for executive personal leave, holidays, or any other paid leave offered to regular full-time employees. Beginning on January 1, 2026, Mr. Broadus will no longer be eligible to participate in any other compensation programs, including the Annual Incentive Plan, and will not receive any new equity incentive awards under the Company’s Omnibus Incentive Plan for performance for periods on and after January 1, 2026. Mr. Broadus’s existing equity awards will continue to vest in accordance with their terms.

Mr. Broadus will not receive any severance payments and, except as otherwise described above and in paragraphs 1-7 of the Transition Agreement, he will not be eligible to participate in or accrue any additional benefits from the Company after the Full-Time Retirement Date, including, but not limited to, short-term or long-term disability or other benefits.

Item 7.01 Regulation FD Disclosures

On October 30, 2025, the Company issued a press release, attached hereto as Exhibit 99.1, regarding the matters set forth in Item 5.02 of this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Transition Agreement, dated October 30, 2025, between Mr. Broadus and the Company
99.1	Press Release, dated October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: October 30, 2025	By:	/s/ John Wasson
John Wasson
Chair, President and Chief Executive Officer